EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2011 in the Registration Statement (Form S-4) and related Prospectus of XOMA Ltd. dated October 4, 2011.

/s/ Ernst & Young LLP

San Francisco, California
October 4, 2011